Exhibit 99.2

Evolution Petroleum Declares 50% Increase in Quarterly Dividend
Q1 Fiscal 2022 Dividend of $0.075 Per Share Represents 32nd Consecutive Quarterly Cash Dividend

HOUSTON, TX / ACCESSWIRE / September 13, 2021 / Evolution Petroleum (NYSE American: EPM) ("Evolution" or the "Company") today declared a first quarter of fiscal 2022 cash dividend of $0.075 per share of common stock, which is payable September 30, 2021 to stockholders of record as of September 20, 2021.

Key Highlights of First Quarter of Fiscal 2022 Dividend Declaration

•Dividend of $0.075 per share of common stock represents a 50% increase in rate and is 150% greater than the year ago rate;

•The substantial increase is supported by improvements in commodity prices combined with the incremental operating cash flow from the May 2021 acquisition of non-operated liquids-rich natural gas assets in the Barnett Shale;

•Declaration represents the 32nd consecutive quarterly cash dividend since dividends were first initiated in 2013;

•Including first quarter of fiscal 2022, Evolution will have paid over $77 million, or $2.34 per share, to stockholders as cash dividends.

Jason Brown, President and Chief Executive Officer, commented, “Maintaining and ultimately growing our common stock dividend and achieving disciplined growth in share value through accretive acquisitions are our key priorities. The material increase in our dividend announced today is supported by the addition of the Barnett Shale assets that diversified and substantially expanded our asset base with long life production located in favorable commodity markets, coupled with significant improvements in commodity prices. Together, these events have strengthened the sustainability of our company and dividend model and provided opportunities for further growth. We view this increase in dividend as continuing evidence of Evolution’s clear alignment with the long-term interests of our shareholders and intent to further grow the quarterly dividend, as appropriate. This disciplined and conservative business strategy has also allowed us to provide a quarterly cash return to shareholders for nearly eight years, which we consider to be a remarkable achievement for an upstream independent energy company.”

About Evolution Petroleum

Evolution Petroleum Corporation is an oil and natural gas company focused on delivering a sustainable dividend yield to its shareholders through the ownership, management, and development of producing oil and natural gas properties onshore in the United States. The Company's long-term goal is to build a diversified portfolio of oil and natural gas assets primarily through acquisition, while seeking opportunities to maintain and increase production through selective development, production enhancement and other exploitation efforts on its properties. Our largest assets are our interest in a CO2 enhanced oil recovery project in Louisiana's Delhi field, our interest in a secondary recovery project in Wyoming's Hamilton Dome field, and our recently acquired interest in the Barnett Shale in Texas. Additional information, including the Company's annual report on Form 10-K and its quarterly reports on Form 10-Q, is available on its website at http://www.EvolutionPetroleum.com.

Cautionary Statement

All forward-looking statements contained in this press release regarding current expectations, potential results and future plans and objectives of the Company involve a wide range of risks and uncertainties. Statements herein using words such as "believe," "expect," "plans," "outlook," "should," "will," and words of similar meaning are forward-looking statements. Although our expectations are based on business, engineering, geological, financial, and operating assumptions that we believe to be reasonable, many factors could cause actual results to differ materially from our expectations and we can give no assurance that our goals will be achieved. These factors and others are detailed under the heading "Risk Factors" and elsewhere in our periodic documents filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

Company Contacts:
Jason Brown, President & CEO
Ryan Stash, SVP & CFO
(713) 935-0122
JBrown@evolutionpetroleum.com
RStash@evolutionpetroleum.com